Exhibit 107

Calculation of Filing Fee Tables

Form S-8

Registration Statement Under

The Securities Act Of 1933

(Form Type)

HF Sinclair Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule (3)	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee

	Common stock, $0.01 par					$92.70 per

Equity	value per share	Other	7,379,469	$35.03	$258,502,799	$1,000,000	$23,963.21

Total Offering Amounts					$258,502,799		$23,963.21

Total Fee Offsets							$9,839.70

Net Fee Due							$14,123.51

(1)

The Form S-8 registration statement to which this Exhibit 107 is attached (the “Registration Statement”) registers an aggregate of 7,379,469 shares of common stock, $0.01 par value per share (the “Common Stock”), of HF Sinclair Corporation, a Delaware corporation, which total includes 466,966 shares of Common Stock that may be delivered pursuant to awards under the HF Sinclair Corporation 2007 Long-Term Incentive Compensation Plan (formerly named the HollyFrontier Corporation Long-Term Incentive Compensation Plan) and 6,912,503 shares of Common Stock that may be delivered pursuant to awards under the HF Sinclair Corporation Amended and Restated 2020 Long Term Incentive Plan (formerly named the HollyFrontier Corporation 2020 Long Term Incentive Plan and, in each case, as amended, such plans collectively, the “Assumed Equity Plans”).

(2)

Pursuant to Rule 416(a) under the Securities Act, the Form S-8 registration statement to which this Exhibit 107 is attached (the “Registration Statement”) shall be deemed to cover an indeterminate number of additional shares of Common Stock that may become issuable pursuant to the adjustment provisions of the Assumed Equity Plans.

(3)

Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act. The maximum offering price per share and the maximum aggregate offering price for the 7,379,469 shares of Common Stock being registered pursuant to the Registration Statement is based on a price of $35.03, which is the average of the high and low price per share of Common Stock as reported on the New York Stock Exchange on March 16, 2022 (a date within five days prior to the date of the filing of the Registration Statement).

Table 2 – Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offing Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

457(p)
Fee Offset Claims	HollyFrontier Corporation	S-8	333-238835 (1)	June 1, 2020		$9,839.70	Equity	Common stock, par value $0.01 per share	2,373,407	$75,806,620

Fee Offset Sources	HollyFrontier Corporation	S-8	333-238835 (1)		June 1, 2020						$24,954.70

(1)

Effective as of the date of this registration statement on Form S-8, HollyFrontier Corporation, the Registrant’s predecessor, has terminated the offering that included the unsold securities under the registration statement on Form S-8 (Registration No. 333-238835) by filing a post-effective amendment to such registration statement deregistering such unsold securities.